CONSENT OF SPITZER & FELDMAN P.C.





         WE HEREBY CONSENT to the reference to our firm in Pre-Effective Amendment No. 4 to the Registration Statement on Form N-1A ("Registration Statement") of Satuit Capital Management Trust, as filed with the Securities and Exchange Commission ("SEC") on December 8, 2000.


SPITZER & FELDMAN P.C.

/s/ SPITZER & FELDMAN P.C.
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Dated:   New York, New York
         December 8, 2000